EXHIBIT 10.8

FORM OF SUBSCRIPTION FOR SPECIAL WARRANTS – U.S. Purchaser

TO:	SMTC MANUFACTURING CORPORATION OF CANADA (the “Corporation”)

AND TO:	ORION SECURITIES INC., CIBC WORLD MARKETS INC., GMP SECURITIES LIMITED and RBC DOMINION SECURITIES INC., acting through their respective U.S. registered broker-dealer affiliates, Orion Securities (USA) Inc., CIBC World Markets Corp., Griffiths McBurney Corp. and RBC Capital Markets Corporation (the “Underwriters”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of special warrants (the “Special Warrants”) of the Corporation as more fully described in this subscription agreement (the “Subscription Agreement”), for the aggregate subscription price set forth below, representing a subscription price of $1.20 (Canadian) per Special Warrant.

This subscription is made upon and subject to the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Special Warrants of SMTC Manufacturing Corporation of Canada”.

In addition to this face page, the Subscriber must also complete all applicable exhibits hereto.

Number of Special Warrants:

Name of Subscriber (please print)

By:	Aggregate Subscription Price:
Authorized Signature

$
Official Capacity or Title (please print)

If the Subscriber is signing as agent for a principal and is not a trust company or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:
Please print name of individual whose signature appears above if different than the name of the subscriber printed above

Subscriber’s Address	Name of Principal

Principal’s Address

Address of Beneficial Purchaser, if applicable

Telephone Number

Register the Special Warrants as set forth below:	Deliver the Special Warrants as set forth below:

Name	Name

Account reference, if applicable

Account reference, if applicable

Contact Name

Address	Address

Telephone Number

A completed and originally executed copy of this subscription agreement must be delivered or transmitted by telecopier (416) 848-3593 by no later than 12:00 noon (Toronto time) on March 1, 2004 to Orion Securities Inc., P.O. Box 830, BCE Place, 181 Bay Street, Suite 3100, Toronto, Ontario, Canada, M5J 2T3 (Attention: Liliana Miglionico, Syndication).

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ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Underwriters in the Underwriting Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Underwriters) and that the Subscriber is entitled to rely thereon and on the terms, conditions and covenants contained in the Underwriting Agreement as if the Subscriber were a party thereto.

March , 2004	SMTC MANUFACTURING CORPORATION OF CANADA

(Closing Date)	By:

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR

SPECIAL WARRANTS OF SMTC MANUFACTURING CORPORATION OF CANADA

Underwritten Private Placement

1.	The Subscriber acknowledges that the Special Warrants will be issued in connection with the creation, issue and sale of an aggregate of 33,350,000 Special Warrants of the Corporation at a subscription price of $1.20 (Canadian) per Special Warrant (and up to 38,352,500 Special Warrants if an over allotment option is exercised by the Underwriters) to be sold by the Corporation on a private placement basis pursuant to an agreement (the “Underwriting Agreement”) to be dated on or about March 3, 2004 between the Corporation, SMTC Corporation (“SMTC”) and the Underwriters and that the definitive terms and conditions of the Special Warrants will be set forth in the Special Warrant Indenture (as hereinafter defined). Certain terms and conditions of the subscription are contained in a term sheet dated [date], a copy of which is attached hereto as Exhibit (the “Term Sheet”), which terms and conditions are hereby incorporated herein by reference.

Terms of Special Warrants

2.

(a)    The Special Warrants will be created and issued pursuant to the terms of a special warrant indenture (the “Special Warrant Indenture”) to be entered into between the Corporation and CIBC Mellon Trust Company (the “Trustee”), or such other trust company as is acceptable to the Corporation and the Underwriters, at or prior to the Closing Time (as hereinafter defined).

(b)	Each Special Warrant will be exercisable to acquire, for no additional consideration, one unit (the “Units”). Each Unit is comprised of one exchangeable share in the capital of the Corporation (the “Exchangeable Shares”) and one-half of one exchangeable share purchase warrant (the “Warrants”). Each full Warrant entitles the holder to acquire one Exchangeable Share at any time on or prior to the fifth anniversary of the Closing Date at an exercise price of $1.85. Each Exchangeable Share is exchangeable at the option of the holder, at any time, for one common share of SMTC (the “Common Shares”).

(c)	The Special Warrants will be exercisable by the holders thereof surrendering the Special Warrants to the Trustee at any time on or before 5:00 p.m. (Toronto time) on the date (the “Expiry Date”) that is the earlier of: (i) the 6th business day after the date that a receipt is issued by the last of the securities regulatory authorities in each province or territory of Canada where a holder is resident (the “Qualifying Jurisdictions”) for a (final) prospectus qualifying the distribution of the Units (the “Prospectus Qualification Date”); and (ii) the first business day following the date which is 12 months after the Closing Date. Special Warrants not exercised prior to the Expiry Date will be deemed to have been exercised by the Trustee on behalf of the holders, without any further action on the part of the holders, at 4:59 p.m. (Toronto time) on the Expiry Date. For the purposes of clause (i) above, holders of Special Warrants resident outside of Canada shall be deemed to be residents of Ontario.

(d)	The Underwriting Agreement and the Special Warrant Indenture will provide, among other things, that each of the Corporation and SMTC will use its reasonable best efforts to (i) file a preliminary prospectus in respect of the issuance and distribution of the Units in each of the Qualifying Jurisdictions as soon as practicable following the Closing Date, (ii) resolve all comments received or deficiencies raised by the various securities regulatory authorities in the Qualifying Jurisdictions as expeditiously as possible, (iii) file and obtain receipts for a (final) prospectus (the “Final Prospectus”) in each Qualifying Jurisdiction that qualifies the issuance and distribution of the Units as soon as possible after such regulatory comments and deficiencies have been resolved and in no event later than 5:00 p.m. (Toronto time) on the date that is 90 days after the Closing Date (the “Prospectus Qualification Deadline”), and (iv) file a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the Common Shares into which the Exchangeable Shares are exchangeable (the “Underlying Common Shares”) and to take such other steps as may be necessary to ensure the free tradability of the Underlying Common Shares as soon as possible but in no event later than the date that is 120 days after the Closing Date (the “Registration Qualification Deadline”).

(e)	If the Prospectus Qualification Date does not occur on or before the Prospectus Qualification Deadline, the number of Units issuable on exercise of each Special Warrant exercised after the Prospectus Qualification Deadline shall be increased to 1.1 without payment of additional consideration.

(f)	The Special Warrants will be issued pursuant to exemptions from prospectus requirements in Canada and will be subject to resale restrictions. In the event that the Corporation is unable to obtain a receipt for the Final Prospectus in a Qualifying Jurisdiction in Canada, or if a Special Warrant is exercised prior to the issuance of a receipt for a Final Prospectus in a Qualifying Jurisdiction in Canada, the Exchangeable Shares and Warrants comprising Units may be subject to statutory hold periods during which these securities may not be resold in such Qualifying Jurisdiction in Canada.

(g)	If SMTC is unable to cause the registration statement filed with the SEC to become effective or is otherwise unable to ensure the free tradability of the Underlying Common Shares, the Underlying Common Shares will be subject to statutory hold periods during which they may not be resold in Canada or the United States.

(h)	If a preliminary prospectus is not filed as contemplated by paragraph 2(d) hereof during the four month period following the Closing Date, the Special Warrants not exercised prior thereto will be deemed to have been exercised by the Trustee on behalf of the holders, without any further action on the part of the holders at 4.59 p.m. (Toronto time) on such date.

(i)	It is acknowledged that the issuance of Underlying Common Shares and the implementation of a debt restructuring of the Corporation and SMTC will require the approval of the shareholders of SMTC and that SMTC will use its commercially reasonable best efforts to cause a meeting of shareholders of SMTC to be held for such purpose within 60 days following the Closing Date, but in any event no later than 90 days following the Closing Date. If the requisite approval of SMTC shareholders is not obtained, subject to NASDAQ approval, Subscribers will be allowed for a period of five business days following the date of the meeting of SMTC shareholders, to subscribe, on a pro rated basis, for Units representing (i) an aggregate number of Underlying Exchangeable Shares that does not exceed 25% of all such issued and outstanding shares and (ii) an aggregate number of Underlying Common Shares that, together with the Underlying Common Shares issuable on exchange of the Exchangeable Shares described in clause (i) of this paragraph, does not exceed 19.9% of the issued and outstanding Common Shares of SMTC (the “Allowable Subscriptions”).

(j)	The net proceeds from the sale of Special Warrants will be deposited with the Trustee who shall invest such net proceeds in government securities until they are distributed in accordance herewith. If the requisite shareholder approvals referred to in subsection 2(i) or bank restructuring approvals are not obtained, or certain insolvency events have occurred and are continuing, then, in accordance with the Term Sheet, the gross proceeds of the subscriptions shall be returned and/or paid by the Corporation to the Underwriters for the benefit of Subscribers, together with any interest earned on that portion of the escrowed funds, less the amount of any Allowable Subscriptions elected by the Subscribers.

The terms of the Special Warrant Indenture shall otherwise be in such form and contain such terms as shall be approved by the Subscribers, the Underwriters and the Corporation.

The foregoing description of the Special Warrants is a summary only and is subject to the detailed provisions of the Special Warrant Indenture.

Restrictive Legends.

3.	The Subscriber acknowledges that:

(a) All certificates representing Special Warrants or Warrants shall bear a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(b) All certificates representing Exchangeable Shares shall bear a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON EXCHANGE OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXCHANGED FOR SHARES OF SMTC CORPORATION COMMON STOCK UNLESS SUCH SHARES OF COMMON STOCK ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(c) All certificates representing the Underlying Common Shares which are issued in a transaction not registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”) shall bear a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

Representations, Warranties and Covenants by Subscriber

4.	By executing this subscription, the Subscriber (and, if applicable, the others for whom it is contracting hereunder) represents, warrants and covenants to the Corporation and the Underwriters (and acknowledges that the Corporation, the Underwriters and their respective counsel are relying thereon) that:

(b)	The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

(c)	The Subscriber has full legal capacity, power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder. This Subscription Agreement has been duly executed and delivered by the Subscriber and is the legal, valid and binding obligation of the Subscriber enforceable against it in accordance with the terms hereof.

(d)	The Subscriber has been advised that the Securities (as defined below) have not been registered under the 1933 Act or any state securities laws and, therefore, cannot be resold unless they are registered under the 1933 Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Subscriber is aware that the Corporation is under no obligation to effect any such registration with respect to the Special Warrants or to file for or comply with any exemption from registration.

(e)	The Subscriber is purchasing the Special Warrants to be acquired by the Subscriber hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the 1933 Act.

(f)	The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

(g)	The Subscriber has been independently advised as to restrictions with respect to trading in the Special Warrants, the Units, the Exchangeable Shares and Warrants comprising the Units, the Exchangeable Shares underlying the Warrants and the Common Shares into which the Exchangeable Shares are exchangeable (collectively, the “Securities”) imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation or the Underwriters with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein, and of the fact that if a receipt for the Final Prospectus is not obtained it will not be able to resell the Securities, except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable securities laws.

(h)	The Subscriber has not received or been provided with, nor has it requested, any offering memorandum, or any other document describing the business and affairs of the Corporation.

(i)	The Subscriber has relied solely upon the representations contained in the Underwriting Agreement and upon publicly available information relating to, and issued by, the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Underwriters or any employees, agents or affiliates thereof, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Underwriters, and agrees that the Underwriters and their counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information upon which the investment decision has been made and acknowledges that the Underwriters’ counsel is acting as counsel to the Underwriters and not as counsel to the Subscriber.

(j)	The Subscriber agrees that it will exercise the Special Warrants, exercise the Warrants, exchange the Exchangeable Shares and transfer the Special Warrants, Warrants, Exchangeable Shares or Underlying Common Shares only in accordance with the provisions of the 1933 Act, or pursuant to an available exemption from registration.

(k)	The Subscriber agrees that it will not engage in hedging transactions with regard to the Securities unless in compliance with the 1933 Act or pursuant to an available exemption from registration.

(l)	The Subscriber acknowledges that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the United States Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Securities.

(m)	The Subscriber agrees that it did not learn of the opportunity to subscribe for the Special Warrants through, or as a result of, any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(n)	The Subscriber acknowledges that the Corporation may be required to disclose to applicable securities regulatory authorities the identity of the beneficial purchasers of the Special Warrants.

(o)	The Subscriber agrees that it is solely responsible for obtaining such advice concerning the tax consequences of its investment in the Securities and it is not relying on the Corporation, the Underwriters or their respective counsel for advice concerning such tax consequences.

Closing

5.	The Subscriber agrees to deliver to the Underwriters, as soon as possible and, in any event, not later than 12:00 noon (Toronto time) on March 1, 2004: (a) this duly completed and executed Subscription Agreement; and (b) a certified check or bank draft payable to the Underwriters for the aggregate subscription price or payment of the same amount in such other manner as is acceptable to the Underwriters.

6.	The sale of the Units will be completed at the offices of Goodmans LLP in Toronto, Ontario at 10:00 a.m. (Toronto time), or such other time as the Underwriters and the Corporation may agree (the “Closing Time”) on March 3, 2004 or such other date as the Underwriters and the Corporation may agree (the “Closing Date”). If by the Closing Time, the terms and conditions contained in the Underwriting Agreement have been complied with to the satisfaction of the Underwriters or waived by the Underwriters, the Underwriters shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement and deliver to the

Trustee the aggregate subscription proceeds (less the commission referred to in paragraph 7 and the expenses of the offering), against delivery by the Corporation of the Special Warrants and such other documentation as may be required.

7.	The Subscriber acknowledges that the Underwriters have agreed to offer the Special Warrants on a private placement basis and, in connection therewith, the Corporation and the Underwriters have entered into the Underwriting Agreement pursuant to which the Underwriters, in connection with the issue and sale of Special Warrants, will receive a fee equal to 6% of the gross proceeds of the sale of Special Warrants from the Corporation.

8.	The Corporation and the Underwriters shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. Notwithstanding the foregoing, the Subscriber shall deliver originally executed copies of the documents listed in paragraph 5 hereof to Orion Securities Inc., on behalf of the Underwriters, by 12:00 noon on March 1, 2004. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

9.	The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein and in any Exhibit hereto will be true and correct in all material respects both as of the time of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Special Warrants. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Underwriters in determining the eligibility of a purchaser of Special Warrants. The Subscriber agrees to indemnify and hold harmless the Corporation and the Underwriters and their respective directors, officers, employees, advisors, affiliates, shareholders, partners and agents from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any breach by the Subscriber of any of its representations or warranties contained herein or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber contained herein; provided, however, that in no event shall the liability of a Subscriber be greater in amount than the excess, if any, of the dollar amount of the proceeds (net of all expense paid by such Subscriber in connection with any claim relating to this Section 9 and the amount of any damages such Subscriber has otherwise been required to pay by reason of such breach) received by such Subscriber upon the sale of the Securities giving rise to such indemnification obligation over the purchase price paid by such Subscriber for or otherwise and attributable to such Securities. The Subscriber undertakes to promptly notify the Corporation at SMTC Manufacturing Corporation of Canada, 635 Hood Road, Markham, Ontario, Canada L3R 4N6, Attention: Marwan Kubursi (Fax Number: 905-479-5326) and the Underwriters at Orion Securities Inc., BCE Place, 181 Bay Street, Suite 3100, P.O. Box 830, Toronto, Ontario, Canada M5J 2T3, Attention: Mark McQueen (Fax Number: 416-848-3650) of any material change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

10.	This Subscription Agreement and all documents relating hereto and all claims arising hereunder or in connection herewith shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

11.	Time shall be of the essence hereof.

12.	This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

13.	The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Special Warrants to the Subscriber shall be borne by the Subscriber.

14.	The representations, warranties and covenants contained herein shall survive the closing of the transactions contemplated hereby.

15.	The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

16.	The obligations of the parties hereunder are subject to acceptance of the terms of the offering by the Toronto Stock Exchange and all other required regulatory approvals.

17.	The Subscriber acknowledges and agrees that the acceptance of the Subscription Agreement will be conditional, among other things, upon the sale of the Special Warrants to the Subscriber being exempt from any prospectus and offering memorandum requirements of all applicable securities laws. The Corporation will be deemed to have accepted this subscription agreement upon the delivery at closing of the certificates representing the Special Warrants to or upon the direction of the Subscriber in accordance with the provisions hereof.

18.	The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder at any time prior to June 3, 2004.

19.	Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.